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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 4 to the Registration Statement No. 333-184731 of GFI Software S.A. of our report dated August 16, 2013 related to the financial statements of IASO International B.V. as of and for the years ended December 31, 2012 and December 31, 2011, (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the special purpose financial statements prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board not replacing the statutory financial statements prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code), appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading"Experts" in such prospectus.

Amsterdam, October 25, 2013
Deloitte Accountants B.V.

/s/ DELOITTE ACCOUNTANTS B.V.

The 'General Terms and Conditions for Services of Deloitte Netherlands, November 2010' registered at the Chamber of Commerce under number 24362837 apply to all agreements under which Deloitte performs services.

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  Exhibit 23.3
  CONSENT OF INDEPENDENT AUDITORS